UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                    FORM 8-K
                                 AMENDED REPORT
                            AS FILED NOVEMBER 20, 2002

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) November 20, 2001

                                 BuckTV.com, Inc.

           (Exact name of Registrant as specified in charter)


            Nevada                        0-25909           86-0931332
    (State or other jurisdiction        (Commission       (I.R.S. Employer
         of incorporation)              File Number)       Identification)


                                1711 E OGDEN AVE.
                               Las Vegas, NV 89101
                (Address of principal executive offices) (Zip Code)

                                  (626) 434-1032
                   Registrant's telephone number, including area code

                                   NOT APPLICABLE
         Former name or former address, if changed since last report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT. Not applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
On November 14, 2002, the Company acquired a significant amount of assets in a non-cash transaction. The assets generally consist of physical and intellectual property. The value of the assets is approximately 4.4 million dollars, based on the results of an examination of the seller's audited and unaudited financial statements. The Company believes that this valuation is the current fair market value of the assets. The Company acquired the assets in exchange for 30,320,552 shares of its common stock and a promissory note in the amount of $4,319,000. For the purposes of this transaction the stock of the Company was valued at $0.002/share, the company's average market share price for the past week. The assets were acquired from Alphacom, Inc., a Nevada Corporation.. The purchase price may be adjusted downward regarding the issuance common stock to the seller if the seller does not secure equity funding and/or licensed revenue in the amount of $10,000,000 during the next twelve months. The adjustment would be a based on a percentage of the amount actually raised to the total agreed upon of $10,000,000. There is no material relationship between Alphacom, Inc., and the registrant or any of its affiliates, any director or officer of the registrant, or any associate of any such director or officer. The shares used to accomplish the acquisition were derived from the Company treasury and are deemed to be restricted, illiquid shares pursuant to Rule 144 of the Commission.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP. Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT. Not applicable.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE. Not applicable

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.
The Board of Directors submitted their resignations November 20, 2002

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits: 1. Purchase Agreement

ITEM 8. CHANGE IN FISCAL YEAR. Not applicable.

ITEM 9. REGULATION FD DISCLOSURE. Not applicable.



BUCKTV.COM, INC.



By: /s/  Buck Hunter
--------------------------------
Buck Hunter, President              Dated: November 20, 2002

                              ASSET PURCHASE AGREEMENT

                                    by and between

                                    ALPHACOM, INC.

                                         and

                                    BUCKTV.COM, INC.

                                      dated as of

                                   November 14, 2002

                                ASSET PURCHASE AGREEMENT

This Agreement (this "Agreement") is dated as of November 14, 2002 by and between AlphaCom, Inc., a Nevada corporation ("Seller"), and BuckTV.com, Inc., a Nevada corporation ("Buyer"). Buyer and Seller are referred to collectively herein as the "Parties."

WHEREAS, Seller owns certain intellectual property rights and other assets necessary to the conduct of its business as now conducted.

WHEREAS, Seller desires to sell and assign and Buyer desires to purchase all of Seller's right, title, and interest in and to the intellectual property rights and other assets as more fully set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the receipt and legal sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.  Definitions.  As used in this Agreement:

    "Accounts Receivable" means, as of any date, any trade accounts receivable, notes receivable, bid, performance, lease, utility or other deposits,employee advances and any other miscellaneous receivables of the Business.

    "Affiliate" has the meaning set forth in Rule 12B-2 of the regulations promulgated under the Securities Exchange Act.

    "Assignment" has the meaning set forth in Section 2(b) hereinbelow.

    "Balance Sheet" has the meaning set forth in Section 5(f) hereinbelow.

    "Balance Sheet Date" has the meaning set forth in Section 5(f) hereinbelow.

    "Business" means the business as conducted and proposed to be conducted by Seller on the date of this Agreement, which business includes, but is not limited to, the development and the commercial use of the Intellectual Property.

    "Buyer" means BuckTV.com, Inc., a Nevada corporation.

    "Buyer Share" means any share of capital stock, whether Common Stock or Preferred Stock, of Buyer.

    "Buyer Shareholders" means those Persons that were the record holders of Buyer Shares prior to the Closing Date.

    "Closing" has the meaning set forth in Section 4 hereinbelow.

    "Closing Date" has the meaning set forth in Section 4 hereinbelow.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Common Stock" has the meaning set forth in Section 6(c) hereinbelow.

    "Common Stock Equivalents" means (without duplication with any Common Stock or other Common Stock Equivalents) rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock or securities exercisable for or convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event

    "Confidential Information" means any and all technical or business information furnished at any time, in whatever form or medium, whether in writing or orally, or disclosed by one Party to the other including, but not limited to, product or service specifications, prototypes, computer programs, models, drawings, business and marketing plans, financial data, customer lists, pricing data, and personnel statistics. For purposes herein, any technical or business information of a third person furnished or disclosed by one party to the other shall be deemed "Confidential Information" of the disclosing party and subject to the terms of this Agreement. "Confidential Information" shall not include any information that: (a) is already in the possession of or is independently developed by the receiving Party; or (b) is or becomes publicly available through no fault of the receiving Party; or (c) is obtained by the receiving Party from a third person who is under no obligation of confidence to the Party whose information is disclosed; or (d) is disclosed with a written waiver of confidentiality by the disclosing Party.

    "Contract" means any written or oral contract, agreement, lease, instrument, or other document or commitment, arrangement, undertaking, practice or authorization that is binding on any Person or its property under anyapplicable Law.

    "Copyrights" means any copyrights in both published and unpublished works.

    "Debt" of any Person at any date means, without duplication, (a) all Indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables and accrued expenses incurred in the ordinary course of such Person's business and not more than 60 days past due), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all capital lease obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable capital stock of such Person, (h) all obligations of such Person to guarantee performance in respect of obligations of another Person of the kind referred to in clauses (a) through (g) above, and (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation. The Debt of any Person shall include the Debt of any other entity (including an partnership in which such Person is a general partner) to the extent such Person is liable therefore as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Debt expressly provide that such Person is not liable therefore.

    "Default" means (a) a breach, default or violation, (b) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or cause a Lien to arise, or (c) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, cancellation, amendment, renegotiation or acceleration or a right to receive damages or a payment of penalties.

    Escrow Account" has the meaning set forth in Section 3(b) hereinbelow.

    "Escrow Agent" means William C. Perez, Esq.

    "Escrow Agreement" means that certain Escrow Agreement by and among Buyer, Seller, and Escrow Agent, in substantially the form attached as Exhibit A hereto.

    "Final Escrow Release" has the meaning set forth in Section 12(d) hereinbelow.

    "Final Escrow Release Date" has the meaning set forth in Section 12(d) hereinbelow.

    "Financial Statements" has the meaning set forth in Section 5(f) hereinbelow.

    "Fully-Diluted Shares" means, as of any date of determination, the number of shares of Common Stock outstanding plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then outstanding Common Stock Equivalents.

    "GAAP" means United States general accepted accounting principles as in effect from time to time.

    "Governmental Body" means any (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, or any political subdivision thereof, (b) federal, state, local, municipal, foreign or other government or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, regulatory body or other entity and any court, arbitrator or other tribunal).

    "Indebtedness" means with respect to any obligor all obligations, contingent and otherwise, which, in accordance with GAAP, should be classified on the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including without limitation, in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all guaranties, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness or performance of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise; and (d) obligations to reimburse issuers of any letters of credit.

    "Intellectual Property" means any Copyrights and registrations or applications for registration of Copyrights in any jurisdiction, and any renewals or extensions thereof, Patents, Trademarks, Internet domain names, technology rights and licenses, Trade Secrets, franchises, software, formulae, inventions, ideas, discoveries, innovations and rights in research and development, and commercially practiced processes and inventions, whether patentable or not in any jurisdiction and any other intellectual property used by Seller or held for use by any Affiliate of Seller in connection with the conduct of the Business.

    "Inventory" means all inventory of Seller, including raw materials, supplies,packaging supplies, work in process and finished goods.

    "IP Schedules" has the meaning set forth in Section 5(n) hereinbelow.

    "IRS" means the Internal Revenue Service.

    "Knowledge" means actual knowledge after due inquiry.

    "Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

    "Law" means any statute, law, ordinance, regulation, order or rule of any Governmental Body, including those covering environmental, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters, as well as any applicable principle of common law.

    "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, levy, execution, seizure, attachment, garnishment, security interest or other encumbrance or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

    "Litigation" means any lawsuit, action, arbitration, administrative, quasi-administrative or other proceeding, criminal prosecution or investigation or inquiry of any Governmental Body.

    "Material Adverse Effect" means a material adverse effect on the business, results of operations, financial condition, assets or liabilities of the Party at issue, taken as a whole, or a material adverse effect on the ability of the Party at issue to perform its obligations hereunder.

    "Note" has the meaning ascribed to such term in Section 3(a) hereof.

    "Off-the-Shelf Software" has the meaning set forth in Section 5(m)(i)(A) hereinbelow.

    "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

    "Parties" has the meaning set forth in the preface above.

    "Patents" means any patents together with any extensions, reexaminations and reissues of such patents, patents of addition, patent applications, divisions, continuations, continuations-in-part, and any subsequent filings in any country or jurisdiction claiming priority therefrom.

    "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

    "Preferred Stock" has the meaning set forth in Section 6(c) hereinbelow.

    "Purchase Price" has the meaning set forth in Section 3(a) hereinbelow.

    "Purchase Shares" has the meaning set forth in Section 3(a) hereinbelow.

    "Pre-Closing Period" means the period commencing as of the date of this Agreement and ending on the Closing Date.

    "Real Estate Leases" means any Contract under which any such Real Property is occupied or used by Seller or in the operation of the Business, which Contract should provide a complete and accurate description of all Real Property (including street address, tax parcel identification numbers, legal description) and all Liens thereon.

    "Real Property" means all rights and interests in or to real property, including fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, privileges, hereditaments, appurtenances thereto, rights to access and rights of way, easement or prescriptive right and all structures located thereon, owned by Seller or used in the operation of the Business, together with any additions thereto or replacements thereof.

    "Release Certificate" has the meaning set forth in Section 12 hereinbelow.

    "Requisite Buyer Shareholder Approval" means the affirmative vote of the holders of a majority of the Buyer Shares in favor of this Agreement and the Transactions.

    "Requisite Seller Shareholder Approval" means the affirmative vote of the holders of a majority of the Seller Shares in favor of this Agreement and the Transactions.

    "SEC" means the United States Securities and Exchange Commission.

    "SEC Filings" has the meaning ascribed to such term in Section 6(h) hereof.

    "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

    "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

    "Seller" means AlphaCom, Inc., a Nevada corporation.

    "Seller Share" means any share of capital stock of Seller.

    "Seller Shareholder" means those Persons that were the record holders of Seller Shares prior to the Closing Date.

    "Taxes" means all taxes, duties, charges, fees, levies or other assessments imposed by any taxing authority including income, gross receipts, value-added, excise, withholding, personal property, real estate, sale, use, ad valorem, license, lease, service, severance, stamp, transfer, payroll, employment, customs, duties, alternative, add-on minimum, estimated and franchise taxes (including any interest, penalties or additions attributable to or imposed on or with respect to any such assessment).

    "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

    "Trade Secrets" means any know-how, trade secrets, formulae, specifications, technical information, data, process technology, plans, drawings (including engineering and auto-cad drawings), proprietary information and blue prints, owned, used or licensed either directly or indirectly (as licensor or licensee) by Seller and used in the operation of the Business, except for any such item that is generally available to the public.

    "Trademarks" means any registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks, brand names, certification marks, trade dress, goodwill associated with the foregoing and registrations in any jurisdictions of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application used by Seller in the operation of the Business.

    "Transaction Documents" means this Agreement, the Bill of Sale, Assignment and Assumption Agreement, the Note, and the Escrow Agreement.

    "Transactions" means the purchase and sale of the Purchased Assets at the Closing and the other transactions contemplated by the Transaction Documents.

    "Unassumed Liability" has the meaning set forth in Section 2(d) hereinbelow.

2.  Sale and Purchase.

    (a) Agreement to Sell and Purchase. At the Closing, Seller shall grant, sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase from Seller, all right, title and interest of Seller in and to all of the assets, properties, and rights of every kind, and description, real, personal and mixed, tangible and intangible wherever situated constituting or used in the Business on the Closing Date all as set forth on Schedule 2 attached hereto (the "Purchased Assets"), free and clear of all Encumbrances.

    (b) Assignments. At the Closing, Seller will execute and deliver one or more Assignment Agreement(s), as the case may be, in substantially the form attached as Exhibit B hereto (the "Assignment") for recordation in the United States Patent and Trademark Office and any corresponding foreign patent registration office.

    (c) Allocation of the Purchase Price. One hundred percent (100%) of the Purchase Price shall be allocated among the Purchased Assets. If there is an adjustment to the Purchase Price pursuant to Section 2(e) hereinbelow, such adjustment will change only the amount of the allocation to the Purchased Assets, and then, (i), to the extent traceable to a Particular Purchased Asset, only the purchase price of such asset or (ii), to the extent not traceable to a Particular Asset, such adjustment will be apportioned to intangible assets. The portion of the Purchase Price to be allocated to the Purchased Assets shall be allocated among the Purchased Assets in accordance with the respective fair market values of the Intellectual Property and other Purchased Assets pursuant to an allocation schedule prepared by Buyer after the Closing in accordance with Section 1060 of the Code and the regulations adopted thereunder. Neither Seller nor Buyer will take a position on any income tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding that is in any way inconsistent with the terms of this Section 2(c), and Seller and Buyer shall file Form 8594 with the IRS in a manner consistent with this allocation. The Parties further agree that the sale of assets will comply with all applicable rules and regulations of the SEC.

    (d) Assumption of Liabilities. Buyer is not assuming under this Agreement or any other Transaction Document any Liability of Seller, including any of the following (each, an "Unassumed Liability"): (i) Liabilities arising out of any Default by Seller of any provision of any Contract; (ii) any product liability or similar claim for injury to any Person or property, regardless of when made or asserted, that arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by Seller, or alleged to have been made by Seller, or that is imposed or asserted to be imposed by operation of law in connection with any service performed or product sold or leased by or on behalf of Seller on or prior to the Closing; (iii) any Federal, state or local income or other Tax payable with respect to the Business, the Purchased Assets, or other properties or operations of Seller or any member of any affiliated group of which Seller is a member for a period prior to the Closing Date; (iv) any Liabilities arising prior to the Closing Date or as a result of the Closing for severance, bonuses, or any other form of compensation to any employees, agents or independent contractors of Seller, whether or not employed by Buyer after the Closing and whether or not arising or under any applicable Law; (v) any Liabilities of Seller arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the Transactions; (vi) any Liabilities to give credits or take other remedial actions for defective goods or services; (vii) any Liabilities for money borrowed; (viii) any Liability of any Seller Party or Affiliate thereof based upon an act or omission of such Person after the Closing; and (ix) any other Liabilities, regardless of when made or asserted, that are not specifically assumed hereunder.

    (e) Adjustment of Purchase Price. In the event that the covenant set forth in Section 7(h) hereinbelow is not satisfied, the number of Purchase Shares available for release from the Escrow Account to Seller shall be decreased. The number of Purchase Shares available for release to Seller shall be determined by (i) dividing the gross cash proceeds received by Buyer at the end of the 12-month period by $10,000,000 (ii) multiplied by the number of Purchase Shares then held in the Escrow Account, which number shall initially be 30,320,552 shares. The outcome shall be rounded up to the nearest whole share.

         For example, if Buyer receives aggregate gross proceeds of $7,000,000 from equity investments and license revenues during the 12 months immediately following the Closing Date, the number of Purchase Shares that will be released to Seller from the Escrow
Account would be equal to:
         ($7,000,000 / $10,000,000) x 30,320,552 = 21,224,386.40 rounded to
21,224,387

3.  Consideration.
    (a) Purchase Price. The purchase price payable as full consideration for the Purchased Assets (the "Purchase Price"), shall be (i) the issuance to Seller of 30,320,552 shares of Buyer Shares (the "Purchase Shares"), and
(ii) the issuance of a promissory note substantially in the form attached hereto as Exhibit C in the original principal amount of $4,319,000, or such lesser amount as is actually due from time to time by Seller to those Persons in the amounts set forth on Schedule 5(h) hereto (the "Note"). The Purchase Shares issuable to Seller is subject to change pursuant to the terms of Section 2(e) hereinabove.

    (b) Issuance of Purchase Shares. All of the Purchase Shares constituting the Purchase Price shall be issued in the name of Seller or in the name or names designated by Seller on or prior to the Closing Date. The Purchase Shares shall be placed in an escrow account maintained by Escrow Agent in New Orleans, Louisiana (the "Escrow Account") to be released to Seller or Seller's designee(s) according to the terms and conditions set forth herein and in that certain Escrow Agreement, which shall be substantially in the form attached hereto as Exhibit A.

    4. Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall take place on such time, date, and place as are mutually agreeable to the Parties. The date of the Closing is hereinafter referred to as the "Closing Date."

    (a) Deliveries by Buyer. At the Closing, Buyer will deliver, or cause to be delivered, to Seller:

          (i)  an executed Bill of Sale, Assignment and Assumption Agreement;

         (ii) evidence that the Purchase Shares representing the Purchase Price have been delivered to the Escrow Agent;

        (iii)  the Note executed by Buyer;

         (iv)  the Escrow Agreement executed by Buyer;

          (v)  the Secretary's Certificate referred to in Section 11(b) hereof;

         (vi)  the Incumbency Certificate required by Section 11(c) hereof; and

        (vii)  the Officer's Certificate required by Section 11(d) hereof.

    (b)  Deliveries by Seller.  At the Closing, Seller will deliver to Buyer:

          (i)  the Assignment(s) executed by Seller;

         (ii)  the Escrow Agreement executed by Seller;

        (iii)  the Secretary's Certificate referred to in Section 10(b) hereof;

         (iv)  the Incumbency Certificate required by Section 10(c) hereof;

          (v)  the Officer's Certificate required by Section 10(d) hereof; and

         (vi) such other instruments of conveyance and transfer, in form reasonably satisfactory to Buyer and its counsel, as shall be necessary and effective to transfer and assign to, and vest in, Buyer all of Seller's right, title and interest in and to the Purchased Assets. Simultaneously with such deliveries, all such steps will be taken by Seller as may be required to put Buyer in actual possession and operating control of the Purchased Assets.

5. Representations and Warranties with Respect to Seller. Seller hereby represents and warrants to Buyer as follows:

    (a) Corporate Status; Capitalization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is duly qualified or licensed to do business as a foreign corporation in any jurisdiction where the ownership of any asset or the conduct of the Business would require it to be so qualified or licensed. The Charter Documents and bylaws of Seller that have been delivered to Buyer as of the date hereof are effective under applicable Laws and are current, correct, and complete. The authorized capital stock of Seller consists of 60,000,000 shares of common stock, par value $0.001 per share, of which 14,808,026 shares are issued and outstanding. Seller has no series or class of preferred capital stock authorized or issued. All of the issued and outstanding shares of Seller's common stock, of all classes and series, have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of capital stock of Seller have been offered, issued, and sold by Seller in compliance with applicable Federal and state securities laws. Except as set forth on Schedule 5(a) hereof, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from Seller of any of its securities.

    (b) Authorization; No Breach. Seller has the full legal power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a Party, and all corporate action of Seller necessary for such execution and delivery and the performance hereof and thereof has been duly taken. Neither the execution and delivery of this Agreement and the Transaction Documents by Seller, nor compliance with their respective terms, will result in the breach or violation of the Charter, Articles of Incorporation, Bylaws, or other organizational documents of Seller or any provision of any contract, indenture, mortgage, lease, or other obligation or instrument, any judgment, or any order or decree of any court or other agency of government, or cause any acceleration thereof, to which Seller, or any of its respective properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such contract, indenture, agreement, or other instrument, or result in the creation or imposition of any Liability, Lien, charge, restriction, claim, or encumbrance of any nature whatsoever upon any of the properties or assets of Seller which Liability, breach, default, Lien, charge, restriction, claim, or encumbrance would have a Material Adverse Effect on Seller or the Purchased Assets.

    (c) Enforceability. This Agreement and the Transaction Documents to which Seller is a Party have been duly executed and delivered by Seller and, when duly executed by Buyer, constitute the legal, valid, and binding obligation of Seller, enforceable in accordance with their terms, subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the rights of creditors generally, and to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws.

    (d) Consents and Approvals. Except for the Requisite Seller Shareholder Approval, neither the execution and delivery by Seller of the Transaction Documents to which it is a Party, nor the performance of the Transactions performed or to be performed by Seller, require any notice, filing, consent, renegotiation, or approval, constitute a Default, cause any payment obligation to arise or give any Person the right to challenge any of the Transactions under (a) any Law or Court Order to which Seller is subject,
(b) the Articles of Incorporation or bylaws of Seller, or (c) any Contract or other document to which Seller is a party or by which the properties or other assets of Seller may be bound.

    (e) Stock Ownership. The Seller Shareholders listed on Schedule 5(e) hereof are the record and beneficial owners of all of the issued and outstanding shares of capital stock of Seller.

    (f) Financial Statements. Seller has delivered to Buyer correct and complete copies of audited financial statements for the Business for the year ended December 31, 1999 and the unaudited financial statements for the years ended December 31, 2000 and December 31, 2001 and for the first ten months ended October 31, 2002 and the related statements of income and cash flows for the periods then ended. All such financial statements are referred to herein collectively as the "Financial Statements." The Financial Statements are consistent in all material respects with the books and records of Seller, and there have not been any material transactions that have not been recorded in the accounting records underlying such Financial Statements. The balance sheets included in the Financial Statements (i) present accurately the financial condition of Seller and the Purchased Assets as of the dates thereof and (ii) do not include any assets that are not intended to constitute part of the Business or the Purchased Assets after giving effect to the Transactions. The profit and loss statements included in the Financial Statements present accurately the results of operation of the Business for the periods indicated thereon. The profit and loss statements included in the Financial Statements do not reflect any operations that are not intended to constitute part of the Business or the Purchased Assets after giving effect to the Transactions, and such statements reflect all costs that historically have been incurred by the Business (other than Unassumed Liabilities). The Financial Statements have been prepared in accordance with GAAP consistently applied and present accurately the financial position of the Business as of the dates thereof, and the results of its operations for the periods then ended, subject to normal recurring year-end adjustments and the absence of notes in the case of unaudited Financial Statements. The balance sheet of Seller as of October 31, 2002 that is included in the Financial Statements is referred to herein as the "Balance Sheet," and the date thereof is referred to as the "Balance Sheet Date."

    (g) Title to Purchased Assets and Related Matters. Except as otherwise set forth in Schedule 5(g) hereto, Seller has good and marketable title to, valid leasehold interests in or valid licenses to use, all of the Purchased Assets, free from any Liens. The use of the Purchased Assets is not subject to any Lien, and such use does not encroach on the property or rights of any Person. The Purchased Assets constitute all of the assets and services required for the continued operation of the Business by Buyer as operated by Seller during the past 12 months. The Purchased Assets, taken as a whole, constitute all the properties and assets relating to or used or held for use in connection with the Business during the past 12 months (except for inventory sold, cash disposed of, accounts receivable collected, prepaid expenses realized, Contracts fully performed, properties or assets replaced by equivalent or superior assets, in each case in the ordinary course of business). There are no assets or properties used in the operation of the Business that are owned by any Person other than Seller that will not be licensed or leased to Buyer under valid, current license arrangements or leases

    (h) Liabilities. Except as set forth on Schedule 5(h) hereto, Seller does not have any Liabilities.

    (i)  Taxes.

         (i) Seller has filed any Tax Returns that it was ever required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by Seller (whether or not shown on any Tax Return) have been paid. Seller currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by any Governmental Body in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to taxation by that jurisdiction. There are no liens for Taxes on any of the assets of Seller (except for liens for Taxes not yet due and payable).

        (ii) Seller has properly withheld and timely paid over to the proper Governmental Body all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto in connection with any amounts paid to any employee, independent contractor, creditor, or third party.

       (iii) None of Seller, the directors or officers (and employees responsible for Tax matters) of Seller, or the directors or officers (and employees responsible for Tax matters) of the parent of any Affiliate of which Seller was or is a member has any reason to believe that any Governmental Body might assess any additional Taxes against Seller for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of Seller either (A) claimed or raised by any Governmental Body in writing or (B) as to which any directors and officers (and employees responsible for Tax matters) of Seller has any knowledge.

        (iv) Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

         (v) The unpaid Taxes of Seller (A) do not exceed the reserve for Taxes (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Balance Sheet and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Seller in filing their Tax Returns.

        (vi) Seller is not a party to any joint venture, partnership, or other arrangement treated as a partnership for federal income tax purposes.

    (j) Subsidiaries. Seller does not own, directly or indirectly, any interest or investment (whether equity or debt) in any Person (excluding natural persons).

    (k)  Legal Proceedings and Compliance with Law.  Except as set forth in
Schedule 5(k), there is no Litigation that is pending or, to Seller's knowledge, threatened against Seller or any of its Affiliates (i) against or involving, directly or indirectly, the Business, the Purchased Assets or
(ii) seeking to prevent or challenge any of the Transactions. There has been no Default under any Laws applicable to the Business or any Purchased Asset and neither Seller nor any of its Affiliates has received any notices from any Governmental Body regarding any alleged Defaults applicable to Seller or any Purchased Asset under any Laws. There has been no Default with respect to any court order applicable to Seller or any Purchased Asset.

    (l) Contracts. Except as set forth on Schedule 5(l) attached hereto, there are no material contracts or commitments to which Seller is a party or by which it is bound that are not reflected and reserved against on the Financial Statements.

    (m)  Intellectual Property.
         (i)  Contracts.
              (A) Schedule 5(m)(i)(A) hereto contains a complete and accurate list and summary description, including any royalties paid or received by Seller, of all Contracts relating to the Intellectual Property to which Seller is a party or by which Seller is bound, except for any license implied by the sale of a product and perpetual, paid-up royalty free and transferable license rights for "off-the-shelf" third party application software that Seller licenses for use in the Business, in any individual case, under a license with a maximum payment obligation on the part of Seller of less than $1,000 ("Off-the-shelf Software"). There are no outstanding or threatened disputes or disagreements with respect to any such Contract. Except for any rights under written licenses or other written Contracts related to the Intellectual Property, no current or former employee of Seller and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, and including any right to royalties or other compensation, in any of the Intellectual Property, or in any application therefor.

              (B) All employees and consultants of Seller who are involved in the design, review, evaluation or development of the Intellectual Property have executed a nondisclosure and assignment of inventions agreement (a "Confidentiality Agreement").

              (C) To the best Knowledge of Seller, none of the employees or consultants of Seller is subject to any contractual or legal restrictions that might interfere with the use of his or her best efforts to promote the interests of the Business. No employee of Seller has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign or disclose information concerning his or her work to anyone other than Seller. Schedule 5(m)(i)(C) hereto lists all Contracts between or among Seller, any employee thereof, and a third party that imparts or that imparted an obligation of noncompetition, secrecy, confidentiality or non-disclosure upon Seller, any employee thereof, or any third party. Except as described in Schedule 5(m)(i)(C) hereto, Seller has no reason to believe that Seller or any employee thereof either is or was under any obligation of noncompetition, secrecy, confidentiality or non-disclosure to any third party.

              (D) To the best Knowledge of Seller, no employee or consultant of Seller (1) has used any other Persons' Trade Secrets or other information that is confidential in the course of his or her work or (2) is, or is currently expected to be, in Default under any term of any Contract relating to the Intellectual Property, or any Confidentiality Agreement or any other Contract or any restrictive covenant relating to the Intellectual Property, or the development or exploitation thereof.

        (ii)  Know-How Necessary for the Business.

              (A) The Intellectual Property constitutes all of the Intellectual Property that has been used or relied upon in the operation of the Business during the past 12 months. Except as described in Schedule 5(m)(ii)(A) hereto, Seller is the owner of all right, title and interest in and to each item of the Intellectual Property, free and clear of any Liens, and has the right to use all of the Intellectual Property without payment to a third party.

             (B)  All former and current employees of Seller have executed written Contracts with Seller that assign to Seller all rights to any inventions, improvements, discoveries or information made during or derived from their relationship to Seller. A list of all such former and current employees with such Contracts is set forth in Schedule 5(m)(ii)(B) hereto.

              (C) Set forth in Schedule 5(m)(ii)(C) hereto is a complete and correct list of all URL's used in the operation of the Business and a description of all of Seller's rights with respect thereto.

       (iii)  Patents.

              (A) Schedule 5(m)(iii)(A) hereto contains a complete and accurate list and summary description of all Patents in which Seller has an ownership interest. Seller owns all right, title and interest in and to each of the Patents, free and clear of any Liens.

              (B) All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or Taxes or actions falling due within 90 days after the Closing Date.

              (C) Except as set forth in Schedule 5(m)(iii)(C) hereto, no Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. There is no potentially interfering patent or patent application of any third party.

              (D) Except as set forth in Schedule 5(m)(iii)(D), no Patent is infringed or has been challenged or threatened in any way. Seller does not infringe, nor has Seller been alleged to infringe, any patent or other proprietary right of any other Person.

              (E) All products made, used or sold under the Patents have been marked with the proper patent notice.

        (iv)  Trademarks.
              (A) Schedule 5(m)(iv)(A) hereto contains a complete and accurate list and summary description of all Trademarks in which Seller has an ownership interest. Seller is the owner of all right, title and interest in and to each of the Trademarks, free and clear of any Lien.

              (B)  All Trademarks that have been registered with the US
              Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration applications), are valid and enforceable, and are not subject to any maintenance fees or Taxes or actions falling due within 90 days after the Closing Date.

              (C) No Trademark has been or is now involved in any opposition, invalidation or cancellation and no such action is threatened with respect to any of the Trademarks.

              (D) There is no potentially interfering trademark or trademark application of any third party.

              (E) No Trademark is infringed or has been challenged or threatened in any way. Seller does not infringe, nor has Seller been alleged to infringe, any trade name, trademark or service mark of any third party.

              (F) All products and materials containing a Trademark bear the proper federal registration notice where permitted by Law.

         (v)  Copyrights.

              (A) Schedule 5(m)(v)(A) hereto contains a complete and accurate list and summary description of all Copyrights in which Seller has an ownership interest. Seller is the owner of all right, title and interest in and to each of the Copyrights, free and clear of any Lien.

              (B) All of the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or Taxes or actions falling due within 90 days after the date of Closing.

              (C) No Copyright is infringed or has been challenged or threatened in any way. Seller does not infringe, nor has Seller been alleged to infringe, any copyright or any third party or is a derivative work based on the work of at third party.

              (D) All works encompassed by the Copyrights have been marked with the proper copyright notice.

        (vi)  Trade Secrets.

              (A) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

              (B) Seller has taken all reasonable precautions to protect the secrecy, confidentiality and value of its Trade Secrets.

              (C) Seller has good title and an absolute right to use its Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, have not been used, divulged, or appropriated either for the benefit of any Person (other than Seller) or to the detriment of the Business. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

    (n) Totality of Intellectual Property. To the best of Seller's knowledge, the Intellectual Property set forth on Schedules 2, 5(m)(ii)(C), 5(m)(iii)(A), 5(m)(v)(A) (such schedule are collectively hereinafter referred to as the "IP Schedules") hereof includes all of the Intellectual Property owned or controlled by Seller on or prior to the Closing Date used in the Business during the previous 12 months. Other than as set forth in the IP Schedules hereof, there are no other United States or unpublished foreign filings owned or controlled by Seller filed prior to the Closing Date, which claims pertain in any way to the Intellectual Property set forth on IP Schedules hereof, nor does Seller have any present intention to make such filings.

    (o) Corporate Records. The minute books of Seller contain complete, correct and current copies of its Charter Documents and bylaws and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and stockholders. The stock record books of Seller are complete, correct and current.

     (p) Absence of Certain Changes. Except as set forth on Schedule 5(p) hereto, since the Balance Sheet Date: (i) there has been no material adverse changes in the business, affairs, assets or financial condition of Seller,
(ii) Seller has not entered into any material commitment or transaction, or paid any sum outside the normal course of business, not disclosed elsewhere herein, and there has been no change that has had or could reasonably be expected to have a Material Adverse Effect on the Business or the Purchased Assets.

    (q) Operation of the Business. The Business has been conducted only through Seller and not through any other divisions or any direct or indirect subsidiary or Affiliate of Seller, and (b) no part of the Business has been operated by any Person other than Seller. No Person other than Seller owns or possesses any assets or properties that have been used in the Business, other than Persons who have granted to Seller leasehold interests in or valid licenses to use other assets or properties used in the Business pursuant to Contracts that are listed in Schedule 5(l) hereto. Neither Seller nor any Affiliate of Seller, engages, directly or indirectly, in any business activities that are competitive with the Business.

    (r) Finder's Fees. Except as set forth on Schedule 5(r) hereto, no Person retained by Seller is or will be entitled to any commission or finder's or similar fee in connection with the Transactions. Any compensation payable to a finder retained by Seller in connection with the Transactions shall be paid by Seller. In the event that such finder is entitled to any of the Purchase Shares as a result of a previously entered agreement with Seller, such issuance of Purchase Shares shall in no way affect the allocation of the Purchase Price payable or the number of Purchase Shares issuable in the Transactions.

    (s)  Disclosure.
         (i) No representation or warranty by Seller in any Transaction Document or in any schedule, exhibit, or attachment thereto, and no information contained therein or otherwise delivered by or on behalf of Seller to Buyer in connection with the Transactions, including the Financial Statements contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made.

        (ii) Seller and its Affiliates have, or have caused, to be disclosed to Buyer all information that is material to the Business or its results of operations, assets, Liabilities, financial condition or prospects.

    (t) additional Information. Schedule 5(t) hereto accurately lists the following:

         (i)  the names of all officers and directors of Seller; and

        (ii) all names under which Seller has conducted any part of the Business or that Seller has otherwise used at any time during the past five years.

    (u) Exemption. Seller understands that the Purchase Shares are not registered under the Securities Act on the grounds that the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) or regulations promulgated thereunder, and that Buyer's reliance on such exemption is predicated on Seller's representations set forth herein.

    (v) Accredited Investor; Experience. Seller represents that it is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act and is experienced in evaluating and investing in companies such as Buyer, is familiar with the risks associated with the business and operations of Buyer, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment. Seller represents that it has had, during the course of the transaction and prior to its acceptance of the Purchase Shares, the opportunity to request information from and ask questions of Buyer and its officers, employees and agents, concerning Buyer, its assets, business, and operations and to receive information and answers to such requests and questions; provided, that nothing in this sentence shall be deemed to modify or affect the representations, warranties, or covenants of Buyer contained herein.

    (w) Restrictions on Resale. Seller understands that the Purchase Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act and applicable state securities laws or an exemption therefrom, and that, in the absence of an effective registration statement covering the Purchase Shares or an available exemption from registration under the Securities Act and applicable state securities laws, the Purchase Shares must be held indefinitely. Seller agrees that in no event will it make a transfer or disposition of any of the Purchase Shares or such other securities, which have a legend substantially in the form set forth in Section 5(x) imprinted thereon, unless and until (i) Seller shall have notified Buyer of the proposed disposition and (ii) if requested by Buyer, Seller shall have furnished to Buyer, at the expense of Seller or its transferee, an opinion of counsel reasonably satisfactory to Buyer to the effect that such transfer may be made without registration under the Securities Act and applicable state securities laws, except that no such opinion need be delivered in connection with a transfer or disposition made pursuant to Rule 144 or Rule 145 promulgated under the Securities Act.

    (x) Legends. Seller agrees that the Purchase Shares will, in addition to any other legend(s) required by law or agreement, be stamped or otherwise imprinted with a legend in substantially the following form (provided that such legend shall be removed when no longer required by law or by this Agreement or other agreement, or upon receipt by Buyer of an opinion of counsel reasonably acceptable to Buyer that the Purchase Shares can be transferred pursuant to Rule 144(k) or Rule 145 promulgated under the Securities Act):

         "The securities represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the "Act"). Such securities may not be sold or transferred in the absence of such registration or an exemption therefor."

    (y) Reliance. The foregoing representations and warranties are made by Seller with the knowledge and expectation that Buyer is placing complete reliance thereon.

6. Representations and Warranties of Buyer. Subject to and except as disclosed by Buyer herein or otherwise, Buyer hereby represents and warrants to Seller as follows:

    (a) Authorization; No Breach. Buyer has the full legal power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a Party necessary to consummate the contemplated transaction, and all corporate action of Buyer necessary for such execution and delivery and the performance hereof and thereof has been duly taken. Neither the execution and delivery of this Agreement and the Transaction Documents to which it is a Party by Buyer, nor compliance with their respective terms, will result in the breach or violation of the Charter, Certificate of Incorporation, Bylaws, or other organizational documents of Buyer or any provision of any contract, indenture, mortgage, lease, or other obligation or instrument, any judgment, or any order or decree of any court or other agency of government, or cause any acceleration thereof, to which Buyer, or any of their respective properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such contract, indenture, agreement, or other instrument, or result in the creation or imposition of any Lien, charge, restriction, claim, or encumbrance of any nature whatsoever upon any of the properties or assets of Buyer which breach, default, Lien, charge, restriction, claim, or encumbrance would have a Material Adverse Effect on Buyer.

    (b) Organization and Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.

    (c) Capitalization. The authorized capital stock of Buyer consists of 100,000,000 shares of common stock, par value $0.001 per share
("Common Stock"),of which 94,418,353 shares are issued and outstanding, and 5,000,000 shares of non-voting preferred stock, par value $0.001 per share ("Preferred Stock"), of which no shares are issued and outstanding. All of the issued and outstanding shares of Common Stock and Preferred Stock, of all classes and series, have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of capital stock of Buyer have been offered, issued, and sold by Buyer in compliance with applicable Federal and state securities laws. Except as set forth on Schedule 6(c) hereof, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from Buyer of any of its securities.

    (d) Enforceability. This Agreement and the Transaction Documents to which Buyer is a Party have been duly executed and delivered by Buyer and, when duly executed by the other parties hereto and thereto, constitute the legal, valid, and binding obligation of Buyer, enforceable in accordance with their terms, subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the rights of creditors generally, and to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws.

    (e) Subsidiaries, Etc. Buyer has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture, or other non-corporate business enterprise.

    (f) Governmental Consents. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of Buyer in connection with the execution and delivery of this Agreement, the offer, issuance and delivery of the Purchase Shares, or the other transactions to be consummated at the Closing, as contemplated by this Agreement, except for any required blue sky or federal securities law filings and such filings as shall have been made prior to and shall be effective on and as of the Closing. Based on the representations made by Seller in Section 5 of this Agreement, the issuance of the Purchase Shares to Seller will be in compliance with applicable Federal and state securities laws.

    (g) Accuracy of Information Furnished. No representation or warranty by Buyer in this Agreement, in any of the forms of agreements attached hereto as Exhibits or in the schedules attached hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not false or misleading.

    (h) SEC Filings. Buyer is a publicly traded company and, as such, has made available to Seller all required public disclosure documents that have been filed with the SEC for the past three years (the "SEC Filings").

    (i) Liabilities. Except as set forth on Schedule 6(i) hereto, Buyer has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities not disclosed in the SEC Filings, except current liabilities incurred in the ordinary course of business subsequent to the last Form 10-QSB filed with the SEC which have not been, either in any individual case or in the aggregate, materially adverse to the Business of Buyer.

    (j) Litigation. There is no action, suit, proceeding or investigation pending or, to Buyer's knowledge, currently threatened against Buyer that questions the validity of this Agreement, or the Transaction Documents or the right of Buyer to enter into any of such agreements, or to consummate the Transactions contemplated hereby or thereby, or which would reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the assets, condition or affairs of Buyer, financially or otherwise, or any change in the current equity ownership of Buyer, nor is Buyer aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or, to Buyer's knowledge, threatened involving the prior employment of any of Buyer's employees, their use in connection with Buyer's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Buyer is not a party or to its knowledge subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by Buyer currently pending or which Buyer intends to initiate.

    (k) Reliance. The foregoing representations and warranties are made by Buyer with the knowledge and expectation that Seller is placing complete reliance thereon.

7.  Covenants of Seller.

    (a) Notice of Any Material Change. Seller shall promptly after the first notice or occurrence thereof, but not later than the Closing Date, notify Buyer of the occurrence of any event or the existence of any state of facts that would make untrue in any material respect any of its representations and warranties in this Agreement.

    (b) Conduct of Business Prior to Closing Date; Information. During the Pre-Closing Period, Seller shall conduct the operations of its businesses in the ordinary and usual course of business and consistent with past and current practices. During the Pre-Closing Period, Seller shall deliver to Buyer a copy of all documentation and a written summary of the material aspects of any written correspondence and/or oral communications regarding the Intellectual Property, especially the Patents, as soon as practicable, but in no event later than two business days following the transmission of such documentation, correspondence, and/or oral communication. With respect to written correspondence, Seller shall deliver a copy of the actual correspondence to Buyer within two business days of receipt of the written request from Seller.

    (c) Certain Prohibited Transactions. Prior to the Closing, Seller will not:
         (i) directly or indirectly, through any officer, director, employee, representative, or agent of Seller or any of their respective subsidiaries, solicit or encourage (including by way of furnishing nonpublic information) or take other action, either directly or indirectly, to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to the sale, change of control, or assignment, whether as a result of any merger or consolidation, or license of the Intellectual Property from any Person, or engage in any discussions or negotiations relating thereto or in furtherance hereof, or accept any such proposal regarding the sale, change of control, assignment, or license of the Intellectual Property without the prior written consent of Buyer, which consent may be withheld for any or no reason; or

        (ii) knowingly take any action that would cause the representations or warranties made by Seller herein to be inaccurate at the time of Closing.

    (d) Negative Covenants. For a period of 12 months following the Closing Date, without the prior written consent of Buyer Shareholders owning at least 50% of the Fully-Diluted Shares of Buyer held by all Buyer Shareholders, Buyer shall not:

         (i) amend any provisions of this Agreement, the Transaction Documents, the Certificate of Incorporation or its By Laws;

        (ii)  increase the authorized capital stock of Buyer;

       (iii) create or issue any capital stock except for the issuance of up to 13,179,045 shares of Common Stock in connection with any lawful purpose approved by the Board of Directors of Buyer;

        (iv)  declare any dividend or distribution on any of its capital stock;

         (v) dispose (whether by Buyer or any of its subsidiaries or Affiliates) of any Intellectual Property;

        (vi) make any payment on the Note; provided, that, subject to the limitations contained in Section 7(i) hereinbelow, Buyer may make principal payments on the Note from funds received or generated pursuant to Section 7(h) hereinbelow;

       (vii) redeem, purchase or otherwise acquire (whether by Buyer or any of its subsidiaries or Affiliates) any of Buyer's equity securities;

      (viii) voluntarily file (or permit any of its subsidiaries to file) for bankruptcy;

        (ix) incur or assume (or permit any subsidiary to incur or assume) any Debt except the Note, provided that the Note shall not be secured by any asset of Buyer or any subsidiary;

         (x) transfer (or permit any subsidiary to transfer) any asset, tangible or intangible, to any subsidiary or make (or permit any subsidiary to make) any investment (other than in cash equivalents); or

        (xi) enter into (or permit any subsidiary to enter into) any transaction with any Affiliate (other than with Buyer and its subsidiaries) of Buyer.

    (e) Further Assignments. If Seller becomes aware of any Patents or other Intellectual Property that (a) are owned or controlled by Seller, (b) claim inventions made prior to the Closing Date, (c) cover or are used in connection with the Business or involve Very Minimal Shift Keying or Narrow Band Modulation, and (d) are not included in the IP Schedules, Seller will promptly notify Buyer in writing and execute appropriate documents to transfer such Patents to Buyer. In addition, to the extent that the assignment of any Contract, including, but not limited to, Contracts for the license of the Intellectual Property, shall require the consent of the party thereto, this Agreement shall not constitute an agreement to assign such Contract if an attempted assignment would constitute a breach thereof. Seller will use its best efforts to obtain the consent of the other parties to such contracts for the assignment thereof to Buyer. If such consent is not obtained in respect of any such Contract, Seller will cooperate with Buyer in any reasonable a arrangement requested by Buyer to provide for Buyer the benefits under any such Contract, including enforcement for the benefit of Buyer of any and all rights of Seller against the other party thereto with respect to such Contract.

    (f) Technology Transfer. Seller will cooperate in the filing and execution of any and all documents necessary to effectuate the assignment to Buyer of the Intellectual Property, including the filing of the Assignment(s) or other transfer of title covenants with the U.S. Patent and Trademark Office and foreign patent offices as applicable to the Intellectual Property. The cost of recording the Assignment(s) will be borne by Seller. As soon as practical following the Closing Date, but in no event later than 60 days following the Closing Date, Seller and their counsel will transfer all files and supporting documents in their possession relating to the Intellectual Property to Buyer, including but not limited to, all initial invention disclosure documents, all documents sent to the U.S. Patent and Trademark Office regarding inventions and claims, all draft patent applications, all filing or prosecution documents submitted to the patent offices, and all file wrappers. Conception notebooks and all other documents in the possession or under the control of Buyer or its counsel relating to conception and/or reduction to practice, such as scientist notebooks, shall be obtained in accord with Seller's ordinary document retention and made available to Buyer upon Buyer's reasonable request. All documents provided to Buyer hereunder shall be sent promptly.

    (g) Appointment of Directors and Officers. As soon as practicable following the Closing Date, Seller, as the majority shareholder of Buyer, will appoint a new Board of Directors. The newly constituted Board of Directors will immediately convene a meeting at which the first order of business will be the appointment of the executive officers of Buyer. The names and addresses of the proposed directors and officers are set forth in
Schedule 7(g) hereto.

    (h) Capital Infusion. Within the 12 months following the Closing Date, Buyer shall have received aggregate gross cash proceeds of not less than $10,000,000 from

    (i) a direct equity investment or series of investments from an outside third party or third parties, and/or (ii) license fees and/or royalty payments received from the license of the Intellectual Property to third party licensees.

    (i) Use of Proceeds. Upon receipt of any investment or license proceeds pursuant to Section 7(h) hereinabove, Buyer may allocate seventy-five percent (75%) of such proceeds to the payment of the Note, up to a maximum aggregate amount of $4,319,000. The remaining twenty-five percent (25%) of the proceeds may be used for any lawful purpose approved by the Board of Directors of Buyer.

    (j) Inspection; Confidentiality. Seller will permit representatives of Buyer to have full access at all reasonable times, in any manner so as not to interfere with normal business operations of Seller, to all premises, properties, personnel, books, records, including tax records, contracts, and documents pertaining to Seller and the Business. Buyer represents that any confidential information Buyer receives from Seller in the course of the reviews contemplated by this Section 7(j) will not be used in any manner except in connection with this Agreement and the Transaction, and, if this Agreement is terminated for any reason whatsoever, agrees to return to Seller all tangible embodiments and all copies thereof that are its possession.

8.  Covenants of Buyer.

    (a) Reverse Stock Split. Prior to the Closing, Buyer shall take all actions necessary to effect a 1-for-14.525 reverse split of its Common Stock. Following the reverse stock split, Buyer shall continue to have an authorized capital stock of 105,000,000, of which 100,000,000 shares shall be Common Stock and 5,000,000 shall be non-voting Preferred Stock. Until the condition set forth in Section 7(h) is fulfilled, at no time from and after the Closing Date shall Buyer have issued and outstanding Fully-Diluted Shares in excess of 50,000,000 shares of Common Stock.

    (b) Reservation of Capital Stock. Buyer shall at all times reserve and keep available out of its authorized but unissued shares of Buyer Shares such number of shares of Buyer Shares required to be issued in connection with the Transactions.

    (c) Patent Maintenance and Prosecution Responsibilities. On and after the Closing Date, Buyer, at its sole expense, will take responsibility for any action or proceeding involving the Intellectual Property, including, but not limited to, all Patent maintenance and prosecution.

    (d) Resignation of Directors and Officers. All directors and officers of Buyer shall have resigned, and Buyer shall have accepted such resignations, from their respective positions as directors and officers effective as of the Closing Date.

    (e) Regulatory matters and approvals. Buyer will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the Transactions, including, but not limited to, making any and all filings required under Federal and state securities laws.

9. Anti-Dilution. In the event that the covenant set forth in Section 7(d)(iii) hereinabove regarding the limitation on the additional issuance of shares of capital stock of Buyer and Section 8(a) hereinabove regarding the limitation on the number of Fully-Diluted Shares that Buyer is permitted to have outstanding are not complied with, Buyer shall issue an additional number of shares of Common Stock to the Buyer Shareholders so that the Buyer Shareholders own the same percentage of the issued and outstanding Fully-Diluted Shares of Common Stock as such Buyer Shareholders owned immediately prior to the issuance that caused the breach of the covenants set forth in Section 7(d)(iii) and 8(a) hereinabove.

10. Conditions Precedent to Obligations of Buyer. Buyer's obligation to close the Transactions is subject to the satisfaction, or waiver by Buyer, on or prior to the Closing Date, of the following conditions (all of which shall be deemed satisfied or waived in the event the Transactions are consummated):
(
    (a) Transaction Documents. Each of the Transaction Documents to be executed and delivered by Seller shall have been executed and delivered thereby and each of such Transaction Documents shall be in full force and effect.

    (b) Proof of Corporate Action. Buyer shall have received from Seller copies, certified by the Secretary or other duly authorized company representative thereof to be true and complete as of the Closing Date, of the records of all corporate action taken to authorize the execution, delivery, and performance of this Agreement and each of the Transaction Documents to which Seller is a party.

    (c) Incumbency Certificate. Buyer shall have received from Seller an incumbency certificate, dated as of the date of this Agreement, signed by a duly authorized officer thereof and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of Seller, this Agreement and each of the Transaction Documents to which Seller is or is to become a party, and to give notices and to take other action on behalf of Seller under each of such Transaction Documents.

    (d) Representations and Warranties; Officer's Certificate. The representations and warranties contained in the first sentence of Section 5(b) and Section 5(c) shall be true and correct in all material respects on and as of the Closing Date and Seller shall have performed and complied with all agreements required to be performed or complied with by it prior to the Closing Date; and Buyer shall have received on the Closing Date a certificate to these effects signed by an authorized officer of Seller.

11. Conditions Precedent to Obligations of Seller. Seller's obligation to close the Transactions is subject to the satisfaction, or waiver by Seller, on or prior to the Closing Date, of the following conditions (all of which shall be deemed satisfied or waived in the event the Transactions are consummated):

    (a) Transaction Documents. Each of the Transaction Documents to be executed and delivered by Buyer shall have been executed and delivered thereby and each of such Transaction Documents shall be in full force and effect.

    (b) Proof of Corporate Action. Seller shall have received from Buyer copies, certified by the Secretary or other duly authorized company representative thereof to be true and complete as of the Closing Date, of the records of all corporate action taken to authorize the execution, delivery, and performance of this Agreement and each of the Transaction Documents to which Buyer is a party.

    (c) Incumbency Certificate. Seller shall have received from Buyer an incumbency certificate, dated as of the date of this Agreement, signed by a duly authorized officer thereof and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of Buyer, this Agreement and each of the Transaction Documents to which Buyer is or is to become a party, and to give notices and to take other action on behalf of Buyer under each of such Transaction Documents.

    (d) Representations and Warranties; Officer's Certificate. The representations and warranties contained in the first sentence of Section
6(a) and Section 6(d) shall be true and correct in all material respects on and as of the Closing Date and Buyer shall have performed and complied with all agreements required to be performed or complied with by it prior to the Closing Date; and Seller shall have received on the Closing Date a certificate to these effects signed by an authorized officer of Buyer.

12. Conditions Precedent to the Obligations of the Parties; Release Certificate. Subject to the further provisions of this Section 12, Buyer and Seller shall each execute a certificate in substantially the form attached hereto as Exhibit D (the "Release Certificate") certifying that all of the conditions to Closing set forth in this Agreement have been satisfied. The delivery of the Release Certificate by Buyer and Seller is subject to the satisfaction, or waiver by Buyer and/or Seller, as the case may be, on or prior to the Final Escrow Release Date, of the following conditions (all of which shall be deemed satisfied or waived in the event the funds held in the Escrow Account are released according to the terms and conditions contained herein and in the Escrow Agreement):

    (a) This Agreement and the Transaction Documents shall have been fully executed by each of Buyer and Seller, all deliveries required to be made by the Parties shall have been made, and this Agreement shall be in full force and effect with no claims for breach thereof made by Buyer or Seller; and

    (b) The Assignment(s) shall have been fully executed and filed with the US Patent Trademark Office and any corresponding foreign patent agency; and

    (c) The certificates representing the Purchase Shares shall have been deposited into the Escrow Account.

    (d) Final Escrow Release. Escrow Agent shall, immediately upon receipt of a the Release Certificate, deliver to Seller the Purchase Shares then held in Escrow (the "Final Escrow Release"). The date upon which the Release Certificate is delivered to Escrow Agent shall be the "Final Escrow Release Date."

    (e) Return of Escrow. In the event that the Release Certificate has not been delivered to Escrow Agent within 12 months following the execution of this Agreement or upon joint written and signed instructions of the Buyer and the Seller, all Purchase Shares shall be returned to Buyer, at which time the Parties hereto shall have no further obligations to any other Party hereto.

13.  Indemnification.

    (a) Indemnification by Seller. Seller agrees to indemnify and hold Buyer and its (if applicable) general and limited partners, shareholders, officers, directors, employees and agents (the "Buyer Indemnified Parties") harmless from and against any and all liabilities, losses, damages, costs, and expenses (including reasonable attorneys' fees) (collectively, "Damages") incurred or maintained by a Buyer Indemnified Party, because of any material inaccuracy in, or material breach or violation of, the representations, warranties, and covenants made by Seller in this Agreement. Seller hereby agrees to indemnify, and hold the Buyer Indemnified Parties free and harmless from and against any and all actions, causes of action, or suits that arose prior to the Closing Date brought against them by third parties ("Third Party Claims"), and the Damages arising from any such Third Party Claim, incurred in the capacity as the owner of the Purchased Assets, including the Intellectual Property, by any of such Buyer Indemnified Parties as a result of or relating to the execution, delivery, performance, or enforcement of this Agreement, the Transaction Documents or any other agreement contemplated hereby or thereby. Seller shall not be liable in any manner to Buyer or Buyer Indemnified Parties pursuant to the terms described in this Agreement, whether for indemnification or otherwise, except for the indemnity as expressly provided in this Section
13 and this Section 13 provides the exclusive remedy and cause of action of Buyer and the Buyer Indemnified Parties with respect to any matter arising out of or in connection with the terms contained within this Agreement.

    (b) Notice and Control of Litigation. If any claim or liability is asserted in writing against a Buyer Indemnified Party that would give rise to a claim under this Section 13, the Buyer Indemnified Party shall notify the Person providing the indemnity ("Indemnifying Party") in writing of the same within 15 days of receipt of such written assertion of a claim or liability. The Indemnifying Party shall have the right to defend a claim and control the defense, settlement and prosecution of any litigation, unless in the Buyer Indemnified Party's reasonable judgment a conflict of interest between such Buyer Indemnified Party and the Indemnifying Parties exists in respect of such claim (in which case the Buyer Indemnified Party shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party). If the Indemnifying Party, within ten days after notice of such claim, fails to defend such claim, the Buyer Indemnified Party will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof. Anything in this
Section 13(b) notwithstanding, (a) if there is a reasonable probability that a claim may materially and adversely affect the Buyer Indemnified Party other than as a result of money damages or other money payments, the Buyer Indemnified Party shall have the right, with the consent of the Indemnifying Party, not to be unreasonably withheld, at its own cost and expense, to defend, compromise and settle such claim, and (b) the Indemnifying Party shall not, without the written consent of the Buyer Indemnified Party, not to be unreasonably withheld, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant to the Buyer Indemnified Party a release from all liability in respect to such claim. All Parties agree to cooperate fully as necessary in the defense of such matters. Should the Buyer Indemnified
Party fail to notify the Indemnifying Party in the time required above, this indemnity shall terminate and be of no further force and effect with respect to the subject matter of the required notice in the event that the Buyer Indemnified Party's failure to notify in the time required above materially adversely affects the Indemnifying Party's ability to defend such matter.


14.  Termination.
    (a) Termination of Agreement. Either Party may terminate this Agreement with the prior authorization of its Board of Directors (whether before or after shareholder approval) as provided below:

         (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Closing Date;

        (ii) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing Date (A) in the event Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before November 17, 2002, by reason of the failure of any condition precedent hereunder (unless the failure results primarily from Buyer breaching any representation, warranty or covenant contained in this Agreement);

       (iii) Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing Date (A) in the event Buyer has Breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Seller has notified Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before November 17, 2002, by reason of the failure of any condition precedent hereunder (unless the failure results primarily from Seller breaching any representation, warranty, or covenant contained in the Agreement);

        (iv) any Party may terminate this Agreement by giving written notice to the other Party at any time in the event this Agreement and the Transactions fail to receive the Requisite Buyer Shareholder Approval or the Requisite Seller Shareholder Approval, respectively.

    (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 14(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 15(b) hereinbelow shall survive any such termination.

15.  Miscellaneous.

    (a) Successors and Assigns. This Agreement, and the rights and obligations of the respective Parties hereunder may not be assigned by any Party without the prior written consent of the opposing Party.

    (b) Confidentiality; Publicity. The Parties agree that each will keep confidential and will not disclose or divulge any confidential, proprietary, or secret information that they may obtain from the other Parties pursuant to this Agreement, unless such information is known, or until such information becomes known, to the public; provided, however, that the Parties may disclose such information (a) to their attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with this Agreement and the transactions contemplated hereby, (b) upon the request or demand of any governmental regulatory agency or authority after such Party has first had a reasonable opportunity to contest or seek the modification of the request or demand, (c) that is or becomes available to the public other than as a result of a disclosure by the disclosing Party, (d) in connection with any litigation to which a Party is or may be a party, (e) to the extent necessary in connection with the exercise of any remedy under this Agreement or (f) to the extent otherwise required by law. No Party hereto will issue any press release or other public announcement or disclose the terms of this Agreement (including, without limitation, any consideration payable hereunder) without the prior written approval of each other Party, except as such disclosure may be made in the course of normal reporting practices by a Party hereto to its stockholders or partners or as otherwise required by law. The provisions of this Section 15(b) shall survive the Closing or the termination of this Agreement prior thereto.

    (c) Survival of Representations and Warranties. All agreements, representations, warranties, and covenants contained herein shall survive the execution and delivery of this Agreement and the Closing of the transactions contemplated hereby for a period of three years.

    (d) Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be delivered by hand, sent by fax, or nationally recognized overnight courier or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

    If to Buyer, at 241 Grandview, Divide, Colorado 80814, FAX:  719-686-0296,
Attention: Larry Hunter, or at such other address or addresses as may have been furnished in writing by Buyer to the Parties; or

    If to Seller, at 1035 Rosemary Boulevard, Suite I, Akron, Ohio 44306, FAX:
(330) 785-2767, with a copy to Lawrence Hartman, 12 Karow Court, Chestnut Ridge, New York 10952, FAX: (954) 337-2919, or at such other address or addresses as may have been furnished in writing by Seller.

    Notices provided in accordance with this Section 15(d) shall be deemed Given (i) when received, if sent by hand, (ii) when received, if sent by Facsimile prior to 5:00 p.m. local time at the place received (otherwise on the next following business day), (iii) one business day after delivery to a nationally recognized overnight courier service and (iv) five business days after deposit in the U.S. mail first class certified or registered, postage prepaid.

    (e)Entire Agreement. This Agreement, the exhibits and scheduled attached hereto, and the Transaction Documents embody the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings relating to such subject matter.

    (f) Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of each of the Parties. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

    (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

    (h) Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the Parties.

    (i) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

    (j) Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEVADA (WITHOUT GIVING EFFECT TO ANY CONFLICTS OR CHOICE OF LAWS PROVISIONS WHICH WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION).

    (k)  Waiver Of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY
VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT, ANY OF THE
TRANSACTION DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY
OR THEREBY.

    (l) Fees and Expenses. Seller agrees to pay all reasonable expenses incurred by the Parties in connection with this Agreement, the Transaction
Documents, and the Transactions contemplated hereby. In any action to enforce the terms of this Agreement and/or the Transaction Documents, the successful party shall be entitled to recover its reasonable attorneys' fees, costs and expenses from the party that refused or failed to perform.

    (m) Further Assurances. The Parties agree to use their reasonable efforts to take, or cause to be taken, all further actions as shall be necessary to make effective and consummate the transactions contemplated by this Agreement and Transaction Documents. At any time that any Party hereto is in breach of any representation, warranty, covenant or agreement in this Agreement or any of the other Transaction Documents, such Party shall inform the other Parties of such breach, and shall take all actions necessary to mitigate the adverse effects of such breach; provided, that in no event will disclosure of a breach relieve the breaching party from any of its obligations or affect the rights of any other Party hereto.

    (n) Construction. The Parties have participated jointly in the negotiation drafting of this Agreement. Any event in ambiguity or question of intent or interpretation arises, this Agreement shall be constructed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to referred to all rules and regulations promulgated thereunder, unless the context otherwise requires.
The word "including" shall mean "including without limitation."

    (o) Incorporation Of Exhibits And Schedules. The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.


[The immediately following page contains the signatures of the parties.]

     IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the day and year first above written.

ALPHACOM, INC.


By:
     ------------------------------------------
     ROBERT SNYDER
     President




BUCKTV.COM, INC.


By:
     ------------------------------------------
     LARRY E. HUNTER
     President